Exhibit 4.7

NONQUALIFIED STOCK OPTION AGREEMENT

U.S. GOLD CORP.

2020 STOCK INCENTIVE PLAN

1. Grant of Option. Pursuant the U.S. Gold Corp. 2020 Stock Incentive Plan, as amended (the “Plan”) for employees, officers, consultants, independent contractors, and non-employee Directors of U.S. Gold Corp., a Nevada corporation (the “Company”), the Company grants to

__________________________________

(the “Participant”)

an option (the “Stock Option”) to purchase a total of [●] whole Shares of the Company (the “Optioned Shares”) at an “ Option Price” equal to $[●] per share (being the Fair Market Value of a Share on the Date of Grant).

The “ Date of Grant” of this Stock Option is [DATE]. The “Option Period” shall commence on the Date of Grant and shall expire on the date immediately preceding the fifth (5th) anniversary of the Date of Grant, unless terminated earlier in accordance with Section 4 below. The Stock Option is a Nonqualified Stock Option that is intended to be exempt from the application of Section 409A of the Code.

2. Subject to Plan. The Stock Option and its exercise are subject to the terms and conditions of the Plan, and the terms of the Plan shall control in the event of any inconsistency with the provisions of this Nonqualified Stock Option Agreement (this “Agreement”). The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. The Stock Option is subject to any rules promulgated pursuant to the Plan by the Board or the Committee, as applicable, and communicated to the Participant in writing.

3. Vesting; Time of Exercise. Except as specifically provided in this Agreement, the Optioned Shares shall be vested, and the Stock Option shall be exercisable immediately on the Date of Grant.

4. Term; Forfeiture. Except as otherwise provided in this Agreement, to the extent the unexercised portion of the Stock Option relates to Optioned Shares that are not vested on the date the Participant ceases to be a Service Provider, the Stock Option will be terminated on that date. The unexercised portion of the Stock Option that relates to Optioned Shares which are vested on such date will terminate at the first of the following to occur:

a.	5 p.m. on the date the Option Period terminates;

b.	5 p.m. on the date that is 90 days following the date on which the Participant ceases to be an employee, officer, non-employee Director, consultant, independent contractor, or advisor providing services to the Company or any Affiliate (a “Service Provider”); or

c.	5 p.m. on the date the Company causes any portion of the Stock Option to be forfeited pursuant to Section 7 hereof.

5. Who May Exercise. Subject to the terms and conditions set forth in Sections 3 and 4 above, during the lifetime of the Participant, the Stock Option may be exercised only by the Participant, or by the Participant’s guardian or personal or legal representative. If the Participant ceases to be a Service Provider due to his death prior to the dates specified in Section 4.a. hereof, and the Participant has not exercised the Stock Option as to the maximum number of vested Optioned Shares as set forth in Section 3 hereof as of the date of death, the following persons may exercise the exercisable portion of the Stock Option on behalf of the Participant at any time prior to the earliest of the dates specified in Section 4.a. hereof: the personal representative of his or her estate or the person who acquired the right to exercise the Stock Option by bequest or inheritance or by reason of the death of the Participant, provided that the Stock Option shall remain subject to the other terms of this Agreement, the Plan, and all applicable laws, rules, and regulations.

6. No Fractional Shares. The Stock Option may be exercised only with respect to whole Shares, and no fractional Shares shall be issued.

7. Manner of Exercise. Subject to such administrative regulations as the Committee may from time to time adopt, the Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of Shares with respect to which the Stock Option is to be exercised and the date of exercise thereof (the “Exercise Date”), which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant (or his legal representative) shall deliver to the Company consideration with a value equal to the total Option Price of the Shares to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company; (b) if the Company, in its sole discretion, so consents in writing, Shares owned by the Participant on the Exercise Date, valued at their Fair Market Value on the Exercise Date, and which the Participant has not acquired from the Company within six (6) months prior to the Exercise Date; (c) by requesting the Company to withhold the number of Shares otherwise deliverable upon exercise of the Stock Option by the number of Shares having an aggregate Fair Market Value equal to the aggregate Option Price at the time of exercise (i.e., a cashless net exercise), and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion.

Upon payment of all amounts due from the Participant, the Company shall cause certificates for the Shares then being purchased to be delivered to the Participant or registered in his name promptly after the Exercise Date. The obligation of the Company to deliver or register the Shares shall, however, be subject to the condition that, if at any time the Company shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Shares upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of Shares thereunder, then the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.

If the Participant fails to pay for any of the Optioned Shares specified in such notice or fails to accept delivery thereof, that portion of the Participant’s Stock Option and the right to purchase such Optioned Shares may be forfeited by the Participant.

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8. Nonassignability. The Stock Option is not assignable or transferable by the Participant except by will or by the laws of descent and distribution.

9. Rights as Stockholder. The Participant will have no rights as a stockholder with respect to any of the Optioned Shares until the issuance of a certificate or certificates to the Participant or the registration of such Shares in the Participant’s name. The Optioned Shares shall be subject to the terms and conditions of this Agreement. Except as otherwise provided in Section 10 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates. The Participant, by his execution of this Agreement, agrees to execute any documents requested by the Company in connection with the issuance of the Shares.

10. Adjustment of Number of Optioned Shares and Related Matters. The number of Shares covered by the Stock Option and the Option Prices thereof shall be subject to adjustment in accordance with Section 4(c) of the Plan.

11. Nonqualified Stock Option. The Stock Option shall not be treated as an Incentive Stock Option.

12. Voting. The Participant shall have no voting rights with respect to the Optioned Shares unless and until the Option Shares have been issued to Participant pursuant to Section 9, above, following exercise of this Stock Option.

13. Specific Performance. Participant acknowledges that remedies at law will be inadequate remedies for breach of this Agreement by Participant and consequently agrees that this Agreement shall be enforceable by the Company by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the Company under this Agreement.

14. Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that he will not exercise the Stock Option granted hereby, and that the Company will not be obligated to issue any Shares to the Participant hereunder, if the exercise thereof or the issuance of such Shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations.

15. Investment Representation. By execution of this Agreement, the Participant represents and warrants to the Company that all Shares which may be purchased hereunder will be acquired by the Participant for investment purposes for his own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Shares are issued to him in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Shares shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.

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16. Participant’s Acknowledgments. The Participant acknowledges that a copy of the Plan has been made available for his review by the Company and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Stock Option subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

17. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Nevada (excluding any conflict of laws rule or principle of Nevada law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

18. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Affiliate, whether as an Employee, Contractor, or Outside Director, or to interfere with or restrict in any way the right of the Company or any Affiliate to discharge the Participant as an Employee, Contractor, or Outside Director at any time.

19. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement, and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

20. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

21. Entire Agreement. This Agreement, together with the Plan, supersedes any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement, or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

22. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

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23. Modification. No change or modification of this Agreement that adversely affects the Participant shall be valid or binding unless the change or modification is in writing and signed by the parties. The parties acknowledge and agree that the Company may change or modify this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder, and that any such change or modification shall not be deemed to adversely affect the Participant. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.

24. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

25. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

26. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a.	Notice to the Company shall be addressed and delivered as follows:

U.S. Gold Corp.
1910 E. Idaho Street, Suite 102-Box 604
Elko, Nevada 89801
Attn: _________________
Fax: _________________

b.	Notice to the Participant shall be addressed and delivered as set forth on the signature page.

27. Tax Requirements. The Participant is hereby advised to consult immediately with his own tax advisor regarding the tax consequences of this Agreement. The Company or, if applicable, any Affiliate (for purposes of this Section 27, the term “ Company” shall be deemed to include any applicable Affiliate), shall have the right to deduct from all amounts paid in cash or other form in connection with this Agreement, any federal, state, local, or other taxes required by law to be withheld in connection with the Plan and this Agreement. The Company may, in its sole discretion, also require the Participant receiving Shares issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to the Optioned Shares. Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate representing Shares. Such payment may be made by the Participant: (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise of such Optioned Shares with a Fair Market Value equal to the amount of such taxes required to be withheld (subject to any limitations required by the Financial Accounting Standards Board’s ASC Topic 718 to avoid adverse accounting treatment); (b) delivering to the Company, Shares other than Shares issuable upon exercise of such Optioned Shares with a Fair Market Value equal to the amount of such required tax withholdings; or (c) delivering cash to the Company in an amount that equals the required tax withholding obligations of the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.

[Remainder of Page Intentionally Left Blank;
Signature Page Follows.]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

U.S. Gold Corp.

By:
Name:
Title:

PARTICIPANT:

Name:
Address:

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